EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard or Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement in connection with the 2001-2002 Employees’ Stock Purchase Plan of The Dow Chemical Company and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE	TITLE	DATE
/S/ A. A. ALLEMANG A. A. Allemang	Director and Executive Vice President	February 8, 2001
/S/ J. K. BARTON J. K. Barton	Director	February 8, 2001
/S/ F. H. BROD F. H. Brod	Vice President and Controller (Principal Accounting Officer)	February 8, 2001
/S/ A. J. CARBONE A. J. Carbone	Director and Vice Chairman of the Board	February 8, 2001
/S/ J. M. COOK J. M. Cook	Director	February 8, 2001
/S/ J. C. DANFORTH J. C. Danforth	Director	February 8, 2001
/S/ W. D. DAVIS W. D. Davis	Director	February 8, 2001
/S/ B. H. FRANKLIN B. H. Franklin	Director	February 8, 2001
/S/ A. D. GILMOUR A. D. Gilmour	Director	February 8, 2001
/S/ M. D. PARKER M. D. Parker	Director, President and Chief Executive Officer	February 8, 2001
/S/ J. P. REINHARD J. P. Reinhard	Director, Executive Vice President and Chief Financial Officer	February 8, 2001
/S/ H. T. SHAPIRO H. T. Shapiro	Director	February 8, 2001
/S/ W. S. STAVROPOULOS W. S. Stavropoulos	Director and Chairman of the Board	February 8, 2001
/S/ P. G. STERN P. G. Stern	Director	February 8, 2001